UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

B/E AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida		33414-2105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 25, 2014, the Board of Directors (the “Board”) of B/E Aerospace, Inc. (the “Company”) approved the separation of its Consumables Management Segment, consisting of the Company’s aerospace distribution and energy services businesses, into a separate public company that will be known as KLX Inc. (“KLX”), through a dividend distributing all of the shares of KLX common stock on a pro rata basis to the holders of record of the Company’s common stock as of the close of business of the NASDAQ Global Select Market (NASDAQ) on December 5, 2014.  The Board determined that the distribution date in connection with the separation will be December 16, 2014.

A copy of the Company’s press release announcing the approval by the Board of the separation and the distribution and record dates is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1
Press release dated November 25, 2014 announcing the approval by the Board of the separation of the Company’s Consumables Management Segment into a separate public company that will be known as KLX Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E AEROSPACE, INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President and Chief Financial Officer

Date:  November 25, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1
Press release dated November 25, 2014 announcing the approval by the Board of the separation of the Company’s Consumables Management Segment into a separate public company that will be known as KLX Inc.